UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 29, 2010

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2010, the Company renewed its contract with Thomas Granville as its Chief Executive Officer pursuant to a written Executive Employment Agreement (the “Executive Employment Agreement”). The following summarizes the material terms of the Employment Agreement:

•	The term of the Employment Agreement begins effective as of June 29, 2010 and continues until June 30, 2013;

•	Mr. Granville will receive an annual salary of $380,000 during the term of the Executive Employment Agreement;

•	Mr. Granville will receive a signing bonus of $270,000, on the date of the first regularly scheduled payroll of the Company following the date of execution of the Executive Employment Agreement;

•
Mr. Granville was granted options to purchase 360,000 shares of our common stock with an exercise price of $1.50 per share, vesting at a rate of 10,000 shares per month over the term of the Employment Agreement; and

•
In connection with the Employment Agreement, Mr. Granville signed an agreement regarding confidential information and non-competition (the “Non-Competition Agreement”) whereby Mr. Granville and the Company agree, for a period of two years after the termination of Mr. Granville’s employment with the Company, that:

o
Mr. Granville will not render services to Conflicting Organizations (as defined therein) or with respect to Conflicting Products (as defined therein) without written assurances to the Company that such services will not be rendered in connection with any Conflicting Product;

o
If, within one month after the termination of Mr. Granville’s employment with the Company, he is unable to find employment due solely to the Non-Competition Agreement, the provisions of the Non-Competition Agreement will continue in effect so long as the Company continues to pay Mr. Granville an amount equal to his base pay at the time of his termination (the “Termination Payments”). The Termination Payments will continue for a period of 23 months or until the Company gives Mr. Granville written permission to accept conflicting employment or a written waiver of the provisions of the Non-Competition Agreement; and

o
If, after the termination of Mr. Granville’s employment with the Company, he accepts other employment but due solely to the Non-Competition Agreement his gross monthly income in such other employment is less than his base pay at termination, the Company will pay Mr. Granville the difference between his base pay at termination and his gross monthly income in such other employment.

The foregoing description of the Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Granville’s rights under the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement.

ITEM 9.01.  EXHIBITS

10.39	Executive Employment Agreement, dated as of June 29, 2010 between Thomas Granville and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 6, 2010

Axion Power International, Inc.

By:	/s/ Charles R. Trego, Jr.

Charles R. Trego Jr.
Chief Financial Officer

LIST OF EXHIBITS

10.39	Executive Employment Agreement, dated as of June 29, 2010 between Thomas Granville and the Company